NONQUALIFIED STOCK OPTION AWARD AGREEMENT

Issued Pursuant to the Resolution of the
Board of Directors of Purple Beverage Company, Inc.

THIS OPTION AWARD AGREEMENT (“Agreement”), effective March 25, 2008 (the “Date of Grant”) represents the grant of a nonqualified stock option (“Option”) by Purple Beverage Company, Inc. (the “Company”), to Mariano Rivera (the “Holder”). The Option granted hereby is not intended to be an “Incentive Stock Option,” within the meaning of Section 422 of the Internal Revenue Code.

Attached hereto as Exhibit A, and incorporated herein, is a complete description of the terms and conditions governing this Option (the “Governing Document”). If there is any inconsistency between the terms of this Agreement and the terms of the Governing Document, the Governing Document’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Governing Document, unless specifically set forth otherwise herein, and the receipt of a copy of which the Holder hereby acknowledges by his or her signature below. The parties hereto agree as follows:

1. General Option Grant Information. The individual named above has been selected to receive a nonqualified stock option grant, as of the Date of Grant, as specified below:

        (a)    Number of Shares Covered by this Option: 1,414,286

        (b)    Exercise Price per share: $0.01

        (c)    Date of Expiration: March 25, 2011

2. Grant of Option. The Company hereby grants to the Holder an Option to purchase the number of Shares set forth above, at the stated Exercise Price per share, which has been approved by the Board of Directors of the Company (“Board”), in the manner and subject to the terms and conditions of the Governing Document and this Agreement.

3. Option Term. The term of this Option begins as of the Date of Grant as detailed above and continues through the Date of Expiration as detailed above, unless sooner terminated in accordance with the terms of this Agreement.

4. Vesting Period: This Option shall vest and be exercisable immediately upon the Date of Grant.

5. Exercise. This Option shall not be transferable by the Holder other than by will or the laws of descent and distribution. The Holder, or the Holder’s representative upon the Holder’s death or disability, may exercise this Option at any time prior to the termination of the Option, subject to and as provided in Sections 3 and 9.

6. How to Exercise. Once vested, the Options hereby granted shall be exercised by written notice to the Company, specifying the number of Shares subject to this Option Holder desires to exercise. Except as stated in Section 7 of this Agreement, the Exercise Price of the Options shall be payable to the Company in full either: (a) in cash or its equivalent; or (b) any other method approved or accepted by the Board in its sole discretion. In no event may the Option be exercised for a fraction of a share.

Unless otherwise determined by the Board, all cash payments under all of the methods indicated above shall be paid in United States dollars.

7. Cashless Exercise.

(a) If a registration statement (“Registration Statement”) is effective for the public unrestricted resale of all of the Shares issuable upon exercise of this Option, if the Shares issuable upon exercise of this Option can be sold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or if there is any other method through which the Holder can sell the Shares issuable upon exercise of this Option through the public market without restriction (collectively, “No-Restriction Sales Methods”), this Option may be exercised in whole or in part for cash only as set forth in Section 6 above. If such No-Restriction Sales Methods are not available, payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of Common Stock issuable upon exercise of the Option in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, for the number of Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Shares issuable to the holder per the terms of this Option) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable Shares determined as provided herein.

(b) Subject to the provisions herein to the contrary, if the Fair Market Value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Option for cash, the holder may elect to receive shares equal to the value (as determined below) of this Option (or the portion thereof being cancelled) by surrender of this Option at the principal office of the Company, in which event the Company shall issue to the holder a number of Shares computed using the following formula:

X=Y (A-B)
A

Where X=	the number of Shares to be issued to the holder

Y=	the number of Shares purchasable under the Option or, if only a portion of the Option is being exercised, the portion of the Option being exercised (at the date of such calculation)

A=
the average of the closing sale prices of the Common Stock for the ten (10) trading days immediately prior to (but not including) the date of exercise, (or if no such closing prices are available, then the Fair Market Value)

B=	Exercise Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Shares shall be deemed to have commenced, on the date this Option was originally issued pursuant to the Subscription Agreement.

8. Nontransferability. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and may be exercised or surrendered during Holder’s lifetime only by the Holder or his or her guardian or legal representative. No assignment or transfer of the Option in violation of this Section 8, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution or as otherwise required by applicable law, shall vest in the assignee or transferee any interest whatsoever. Notwithstanding the foregoing, upon the request of the Holder, the Board may, in its sole discretion, permit the Holder to transfer this Option under such terms and conditions as the Board may determine.

9. [Reserved]

10. [Reserved]

11. Administration. This Agreement and the rights of the Holder hereunder are subject to all the terms and conditions of the Governing Document, as the same may be amended from time to time, as well as to such rules and regulations as the Board may adopt for administration of the Governing Document. It is expressly understood that the Board is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Governing Document and this Agreement, all of which shall be binding upon the Holder. Any inconsistency between the Agreement and the Governing Document shall be resolved in favor of the Governing Document.

12. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of the Option such number of Shares as shall be required for issuance or delivery upon exercise hereof.

13. Adjustments. The number of Shares subject to this Option, and the exercise price, shall be subject to adjustment in accordance with the Governing Document.

14. Exclusion from Pension Computations. By acceptance of the grant of this Option, the Holder hereby agrees that any income or gain realized upon the receipt or exercise hereof, or upon the disposition of the Shares received upon its exercise, is special incentive compensation and shall not be taken into account, to the extent permissible under applicable law, as “wages”, “salary” or “compensation” in determining the amount of any payment under any pension, retirement, incentive, profit sharing, bonus or deferred compensation Governing Document of the Company or any of its Subsidiaries or Affiliates.

15. Amendment. The Board may, with the consent of the Holder, at any time or from time to time amend the terms and conditions of the Option, and may at any time or from time to time amend the terms of this Option in accordance with the Governing Document.

16. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to the Company, at its office at 450 E. Las Olas Boulevard, Suite 830, Ft. Lauderdale, Florida 33301, Attention: Theodore Farnsworth, or at such other address as the Company by notice to the Holder may designate in writing from time to time; and if to the Holder, at the address shown below his or her signature on this Agreement, or at such other address as the Holder by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

17. Withholding Taxes.

(a) The Company shall have the right to withhold from a Holder, or otherwise require such Holder or assignee to pay, any Withholding Taxes arising as a result of exercise of the Option, or any other taxable event occurring pursuant to the Governing Document or this Agreement. If the Holder shall fail to make such tax payments as are required, the Company (or its Affiliates or Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Holder or to take such other action as may be necessary to satisfy such Withholding Taxes. In satisfaction of the requirement to pay Withholding Taxes, the Holder may make a written election which may be accepted or rejected in the discretion of the Board (i) to have withheld a portion of any Shares or other payments then issuable to the Holder pursuant to any Award, or (ii) to tender other Shares to the Company (either by actual delivery or attestation, in the sole discretion of the Board, provided that, except as otherwise determined by the Board, the Shares that are tendered must have been held by the Holder for at least six (6) months prior to their tender to satisfy the Exercise Price or have been purchased on the open market), in either case having an aggregate Fair Market Value equal to the Withholding Taxes.

18. Registration; Legend. The Company may postpone the issuance and delivery of Shares upon any exercise of this Option until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. The Holder shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act to issue the Shares in compliance with the provisions of that or any comparable act.

The Company may cause the following or a similar legend to be set forth on each certificate representing Shares or any other security issued or issuable upon exercise of this Option unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE ACCEPTABLE TO THE COMPANY.

19. Miscellaneous.

(a) [Reserved]

(b) The Holder shall have no rights as a stockholder of the Company with respect to the Shares subject to this Option Agreement until such time as the purchase price has been paid, and the Shares have been issued and delivered to the Holder.

(c) With the approval of the stockholders, if necessary, the Board may terminate, amend, or modify the Governing Document; provided, however, that no such termination, amendment, or modification of the Governing Document may in any way adversely affect the Holder’s rights under this Agreement.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law which might otherwise apply.

(f) All obligations of the Company under the Governing Document and this Agreement, with respect to the Option, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g) The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(h) By accepting this Award or other benefit under the Governing Document, the Holder and each person claiming under or through the Holder shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, any action taken under the Governing Document by the Company or the Board.

(i) The Holder, every person claiming under or through the Holder, and the Company hereby waives to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with the Governing Document or this Award Agreement issued pursuant to the Governing Document.

(j) The Holder consents to the exclusive jurisdiction of any court exercising competent jurisdiction in Clark County, Nevada (or any court exercising competent appellate jurisdiction), over any dispute arising out of or relating to this Agreement. The Holder irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such court. The Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that he may now or hereafter have to the laying of venue of any such dispute or proceeding brought in such court or any defense of inconvenient forum in connection therewith. The Holder consents to such service of process made in the manner set forth in Section 16 hereof.

20. Exculpation. This Option and all documents, agreements, understandings and arrangements relating hereto have been executed by the undersigned in his/her capacity as an officer of the Company, and not individually, and neither the Directors, officers or stockholders of the Company nor of any Subsidiary or Affiliate of the Company shall be bound or have any personal liability hereunder. Each party hereto shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of the Option and all documents, agreements, understanding and arrangements relating hereto and will not seek recourse or commence any action against any of the Directors, officers or stockholders of the Company or of any Subsidiary or Affiliate of the Company, or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

COMPANY:

PURPLE BEVERAGE COMPANY, INC.

/s/ Theodore Farnsworth

Theodore Farnsworth, Chief Executive Officer

PARTICIPANT:

MARIANO RIVERA

/s/ Mariano Rivera

Address:

EXHIBIT A

Governing Document

Article 1. Definitions

Whenever used in this Governing Document, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

1.1	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

1.2	“Award” means the grant of Nonqualified Options, subject to the terms of this Governing Document, pursuant to the Award Agreement.

1.3	“Award Agreement” means that certain written agreement entered into by the Company and the Holder setting forth the terms and provisions applicable to the Award, effective as of March 25, 2008.

1.5	“Board” means the Board of Directors of the Company.

1.6	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

1.7	“Company” means Purple Beverage Company, Inc., and any successor thereto.

1.8	“Director” means any individual who is a member of the Board.

1.9	“Effective Date” has the same meaning as “Date of Grant” as set forth in the Award Agreement.

1.10	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

1.11
“Fair Market Value” means, if Shares are traded “over the counter” at the time a determination of their Fair Market Value is required to be made hereunder, the average between the reported high and low or closing bid and asked prices of a Share on the most recent date on which Shares were publicly traded, an average of such trading dates (whether or not volume weighted), or such other measure as the Board deems appropriate. If the Shares are traded on an established stock exchange (such as the New York Stock Exchange, American Stock Exchange or NASDAQ Stock Market), then Fair Market Value means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on such established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days (whether or not volume weighted), as determined by the Board in its discretion. In the event Shares are not publicly traded at the time a determination of their Fair Market Value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Board in such manner as it deems appropriate.

1.12	“Holder” means Mariano Rivera.

1.13	“Nonqualified Option”, “NQSO”, and “Option” means an option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

1.14	“Option Price” means the price at which a Share may be purchased by the Holder pursuant to the Option.

1.16	“Shares” means the Company’s shares of common stock, par value $.001 per share.

1.17
“Subsidiary” means any Corporation, partnership, limited liability company or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest.

1.18	“Withholding Taxes” means any federal, state, local or foreign income taxes, withholding taxes, or employment taxes required to be withheld by law or regulations.

Article 2. Administration

2.1 General. The Board shall be responsible for administering the Governing Document, subject to this Article 2 and the other provisions of the Governing Document. The Board may employ attorneys, consultants, accountants, agents, and other individuals, and the Board, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Board shall be final and binding upon the Holder, the Company, and all other interested individuals.

2.2 Authority of the Board. The Board shall have full and exclusive discretionary power to interpret the terms and the intent of the Governing Document and the Award Agreement or other agreement or document ancillary to or in connection with the Governing Document, to adopt such rules, regulations, forms, instruments, and guidelines for administering the Governing Document as the Board may deem necessary or proper. Such authority shall include, but not be limited to, subject to Article 7, adopting modifications and amendments to the Governing Document or the Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

2.3 Delegation. The Board may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Board or any individual to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Board or such individual may have under the Governing Document.

Article 3. Adjustments

In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split-up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend-in-kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, in order to prevent dilution or enlargement of Holder’s rights under the Governing Document, the Board shall substitute or adjust, as applicable, the number and kind of Shares subject to the Award, the Option applicable to the Award, and other value determinations applicable to the Award.

Subject to the provisions of Article 7, the Board shall authorize the issuance or assumption of benefits under this Governing Document in connection with any merger, consolidation, spin-off, split-off, split-up, acquisition of property or stock, or reorganization (collectively, a “Reorganization”) upon such terms and conditions as it may deem appropriate, subject to compliance with the provisions of Section 409A of the Code, where applicable. Without limiting the foregoing, in the event of any Reorganization, the Board may cause the Award as of the effective date of the Reorganization to be cancelled in consideration of a cash payment or alternate Award made to the holder of such cancelled Award equal in value to the fair market value of such cancelled Award; provided, however, that nothing in this Article 3 shall permit the repricing, replacing or regranting of Options in violation of Section 7.1 or the provisions of Section 409A of the Code.

Article 4. Restrictions

4.1 Transferability of Nonqualified Options. Except as otherwise provided in the Award Agreement or otherwise determined at any time by the Board, no NQSO granted may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent, intestate succession and distribution; provided that the Board or Board may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in the Award Agreement or otherwise determined at any time by the Board, or unless the Board decides to permit further transferability, all NQSOs granted to the Holder shall be exercisable during his lifetime only by such Holder. With respect to those NQSOs, if any, that are permitted to be transferred to another individual, references in the Governing Document to exercise or payment of the Option Price by the Holder shall be deemed to include, as determined by the Board, the Holder’s permitted transferee.

4.2 Buyout Provisions. The Board may at any time offer to purchase or redeem, for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Board shall establish and communicate to the Holder at the time that such offer is made.

Article 5. Beneficiary Designation

The Holder may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Governing Document is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the Holder, shall be in a form prescribed by the Board, and will be effective only when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Holder’s death shall be paid to the Holder’s estate.

Article 6. Rights of Holders

6.1 Rights as a Stockholder. Except as otherwise provided herein, the Holder shall have none of the rights of a stockholder with respect to Shares covered by the Award until the Holder becomes the record holder of such Shares.

Article 7. Amendment, Modification, Suspension, and Termination

7.1 Amendment, Modification, Suspension, and Termination. Subject to Section 7.3, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Governing Document and the Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Article 3, Options issued under the Governing Document will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price. Further, no amendment of the Governing Document shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

7.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board shall make adjustments in the terms and conditions of, and the criteria included in, the Award in recognition of unusual or nonrecurring events (including, without limitation, the events described in Article 3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Governing Document. Any actions of the Board with respect to the foregoing adjustments shall be conclusive and binding on the Holder under the Governing Document.

7.3 Awards Previously Granted. Notwithstanding any other provision of the Governing Document to the contrary, and except to the extent necessary to avoid the imposition of additional tax and/or interest under Section 409A of the Code with respect to the Award that is treated as nonqualified deferred compensation, no termination, amendment, suspension, or modification of the Governing Document or the Award Agreement shall adversely affect in any material way the Award, without the written consent of the Holder.

Article 8. Withholding

The Company shall have the right to withhold from the Holder (or a permitted assignee thereof), or otherwise require the Holder or assignee to pay, any Withholding Taxes arising as a result of the grant of the Award, exercise of an Option, or any other taxable event occurring pursuant to this Governing Document or the Award Agreement. If the Holder (or a permitted assignee thereof) shall fail to make such tax payments as are required, the Company (or its Affiliates or Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to the Holder or to take such other action as may be necessary to satisfy such Withholding Taxes. In satisfaction of the requirement to pay Withholding Taxes, the Holder (or permitted assignee) may make a written election, which may be accepted or rejected in the discretion of the Board, (i) to have withheld a portion of any Shares or other payments then issuable to the Holder (or permitted assignee) pursuant to the Award, or (ii) to tender other Shares to the Company (either by actual delivery or attestation, in the sole discretion of the Board, provided that, except as otherwise determined by the Board, the Shares that are tendered must have been held by the Holder for at least six months prior to their tender or have been purchased on the open market), in either case having an aggregate Fair Market Value equal to the Withholding Taxes.

Article 9. Successors

All obligations of the Company under the Governing Document with respect to the Award shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 10. General Provisions

10.1 Forfeiture Events. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Holder knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Holder is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Holder shall reimburse the Company the amount of any payment in settlement of the Award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

10.2 Legend. The certificates for Shares may include any legend that the Board deems appropriate to reflect any restrictions on transfer of such Shares.

10.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

10.4 Severability. In the event any provision of the Governing Document shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Governing Document, and the Governing Document shall be construed and enforced as if the illegal or invalid provision had not been included.

10.5 Requirements of Law. The granting of the Award and the issuance of Shares under the Governing Document shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Governing Document prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)
Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

10.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

10.8 Investment Representations. The Board may require any individual receiving Shares pursuant to the Award under this Governing Document to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

10.9 Uncertificated Shares. To the extent that the Governing Document provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on an uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

10.10 Unfunded Governing Document. Holder shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under the Governing Document. Nothing contained in the Governing Document, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Holder, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under the Governing Document, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Governing Document.

10.11 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Governing Document or the Award. The Board shall determine whether cash, Shares, Options, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

10.12 Retirement and Welfare Governing Documents. Neither the Award nor the Shares paid pursuant to the Award may be included as “compensation” for purposes of computing the benefits payable to the Holder under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing the Holder’s benefit.

10.13 Nonexclusivity of the Governing Document. The adoption of this Governing Document shall not be construed as creating any limitations on the power of the Board to adopt such other compensation arrangements as it may deem desirable for the Holder.

10.14 No Constraint on Corporate Action. Nothing in this Governing Document shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

10.15 Governing Law. The Governing Document and the Award Agreement shall be governed by the laws of the State of Nevada, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Governing Document to the substantive law of another jurisdiction. The Holder is deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Nevada, to resolve any and all issues that may arise out of or relate to the Governing Document or the Award Agreement.

10.16 Indemnification. Each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 2, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Governing Document and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

10.17 Amendment to Comply with Applicable Law. It is intended that the Award shall not be subject to any interest or additional tax under Section 409A of the Code. In the event Code Section 409A is amended after the date hereof, or regulations or other guidance is promulgated after the date hereof that would make the Award subject to the provisions of Code Section 409A, then the terms and conditions of this Governing Document shall be interpreted and applied, to the extent possible, in a manner to avoid the imposition of the provisions of Code Section 409A.